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EXHIBIT 10.14

                           CONVERTIBLE UNSECURED NOTE
                           --------------------------

$70,800.00                                                      October 15, 2007

         FOR VALUE RECEIVED, the undersigned, TIME LENDING, CALIFORNIA, INC. (the "Maker" or "Company"), hereby promises to pay to the order of IWONA J. ALAMI, the holder, or its assigns (the"Noteholder"), in lawful money of the United States of America, and in immediately payable funds, the principal sum of SEVENTY THOUSAND EIGHT HUNDRED DOLLARS ($70,800.00) (the "Note"). This note has been issued in connection with the indebtedness of the Company to the Noteholder for legal services rendered. All amounts payable under this Note shall be due and payable on November 30, 2007 (the "Maturity Date"), unless the Noteholder elects to convert the note as provided herein. Payment of all amounts due hereunder or delivery of the common stock to be issued upon conversion of this note, as may be elected by the Noteholder, shall be made at the address of the Noteholder provided for in this Note. This Note has been issued and delivered pursuant to that certain agreement for legal services by and between Maker and Noteholder, and has been issued in lieu of cash payment for legal services rendered by the Noteholder.

1. CONVERSION. The Noteholder shall be entitled, at its option, to convert this
Note into shares of common stock of Maker, $0.001 par value (the "Common Stock"). The Note shall be convertible into such number of shares of Common Stock as will be determined by dividing the principal amount of the Note by the Conversion Price (the "Shares"). The Conversion Price shall be $0.0539 on the conversion date based on the average trading stock price over the time of services rendered by the Noteholder. The number of shares issuable upon the conversion of this Note shall be 1,312,500 shares of common stock.

2. REGISTRATION RIGHTS. The shares issuable upon the conversion of the Note shall be registered on Form S-8 with the Securities and Exchange Commission.

3. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Maker consents to the jurisdiction of any court of the State of California and of any federal court located in the State of California. The Maker waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as the Noteholder may elect, by certified mail directed to the Maker at the location provided for herein, or, in the alternative, in any other form or manner permitted by law.

4. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACT MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES AND CONFLICTS OF LAW.

5. CONFORMITY WITH LAW. It is the intention of the Maker and the Noteholder to conform strictly to applicable state and federal laws.

         IN WITNESS WHEREOF, the Maker has signed and sealed this Note and delivered it in the state of California as of October 15, 2007.

                                         TIME LENDING, CALIFORNIA, INC.

                                         By: /s/ Michel F. Pope
                                            --------------------------------
                                         Its: President
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